EXHIBIT 10.1

Form of Stock Option Grant Letter for Non-Employee Directors

[Date of Grant]

[Name]

[Address]

[City, State Zip]

Dear [Optionee]:

I am pleased to advise you that PLC Systems Inc. (the “Company”) has, on this date, pursuant to its [1995 Stock Option Plan/1997 Executive Stock Option Plan/2000 Equity Incentive Plan] (the “Plan”), awarded you a non-qualified stock option to purchase                 shares of the Common Stock, no par value per share, of the Company, at a price of $            per share.

In addition to the terms of the Plan, the following terms and conditions are applicable with respect to this option, and your signature below shall constitute your acknowledgement and acceptance of same:

(1)                                  This option shall not be transferable under any circumstances except by operation of law.

(2)                                  The price at which this option may be exercised shall be $          per share.

(3)                                  This option is subject to the following terms:

(a)                                  Should your service as a Director of the Company terminate for any reason other than death or disability (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)), all of your unvested options shall terminate immediately.

(b)                                 In the event your service as a Director of the Company terminates as a result of your death, the outstanding options exercisable by you at the date of your death may be exercised by your estate until one year from the date of your death (but in no event after 10 years from the date of grant), provided that this option shall be exercisable only to the extent that this option was exercisable by you on the date of your death.

(c)                                  In the event your service as a Director of the Company terminates as a result of your disability (as defined in the Code), the outstanding options exercisable by you at the date of such termination may be exercised until one year from the date of such termination (but in no event after 10 years from the date of grant), provided that this option shall be exercisable only to the extent that this option was exercisable by you on the date of your disability.

(4)                                  This option may be exercised in whole or in part from time to time; provided, however, that an option may not be exercised as to less than 100 shares at any one time unless it is being exercised in full and the balance of the shares subject to the option is less than 100.  Each election to exercise this option shall be in writing, signed by you, and received by the Company at its principal office, accompanied by this letter, and payment in full in the manner provided in the Plan.

(5)                                  The shares of Common Stock underlying this option and the exercise price therefor shall be appropriately adjusted from time to time for stock splits, reverse splits, stock dividends and reclassifications of shares.

(6)                                  In the event of an Acquisition Event (as defined in the Plan), the Company shall give prior notice of such an event to you, and you may exercise up to 100% of this option as of a time specified in such notice.  If you do not exercise the option prior to the consummation of the Acquisition Event, all unexercised portions of this option shall terminate and be of no further force or effect.

(7)                                  Notwithstanding anything herein to the contrary (except paragraph 6 above), the maximum number of options that may be exercised, subject to your continued service as a Director of the Company, is as follows:

Period	Number of Options Exercisable

Grant date	0
Three months after grant date	1/4 of total grant
Six months after grant date	2/4 of total grant
Nine months after grant date	3/4 of total grant
One year after grant date	fully exercisable

(8)                                  No shares will be issued pursuant to the exercise of this option unless and until you pay to the Company, or make provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(9)                                  This option may not be sold, assigned, transferred, pledged or otherwise encumbered by you, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during your lifetime, this option shall be exercisable only by you.

(10)                            Unless earlier terminated, this option will expire 10 years from the date of grant.

(11)                            This option is subject to the provisions of the Plan, a copy of which is furnished to you with this option.

When you wish to exercise this stock option, please refer to the provisions of this letter and the Plan and then correspond in writing with the Chief Financial Officer of the Company. Further, please indicate your acknowledgment and acceptance of this option by signing the enclosed copy of this letter and returning it to the undersigned or                          within 30 days of your receipt of this grant.

Sincerely,

Mark R. Tauscher,
President and Chief Executive Officer

ACKNOWLEDGEMENT AND CONSENT:

Optionee